                                                                      EXHIBIT 10


                               PURCHASE AGREEMENT
                               ------------------


     THIS AGREEMENT is made as of this ______ day of ______, 1995 between MERRILL LYNCH & CO., INC., a Delaware corporation ("Purchaser"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("Seller").

     WHEREAS, Seller owns shares of the common stock, par value $1.00 per share (the "MGIC Common Stock"), of MGIC INVESTMENT CORPORATION, a Wisconsin corporation.

     WHEREAS, Purchaser has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 33-______) and amendments thereto contemplating the offering of up to 5,750,000 of its Structured Yield Product Exchangeable for Stock/SM/, ____% STRYPES/SM/ Due ______, 1998 (the "STRYPES"), the terms of which require Purchaser to pay and discharge the STRYPES on _______, 1998 (the "Maturity Date") by delivering to the holders thereof a specified number of shares of MGIC Common Stock or, at Purchaser's option, cash with an equal value.

     WHEREAS, Purchaser has agreed, pursuant to an underwriting agreement dated the date hereof (the "Underwriting Agreement") among Purchaser, Seller and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), to issue and sell to the Underwriter an aggregate of 5,000,000 STRYPES (the "Initial STRYPES") and, at the Underwriter's option, all or any part of 750,000 additional STRYPES (the "Option STRYPES") to cover over-allotments.

     WHEREAS, the STRYPES are to be issued under an indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented, the "Principal Indenture"), between Purchaser and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), as further amended and supplemented by the Seventh Supplemental Indenture, dated as of _______, 1995 (the "Supplemental Indenture"), between Purchaser and the Trustee, relating to the STRYPES. The Principal Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter referred to as the "Indenture."

     WHEREAS, Purchaser and Seller desire to provide for the future sale and purchase of that number of shares of MGIC Common Stock (or, in the event there shall occur a Reorganization Event, cash, securities and/or other property in lieu thereof) that would be required by Purchaser to pay and discharge all of the STRYPES on the Maturity Date pursuant to the Supplemental Indenture, assuming all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any

_______________________

/SM/ Service Mark of Merrill Lynch & Co., Inc.

acceleration of the maturity of the STRYPES resulting therefrom (such number of shares of MGIC Common Stock (or, in the event there shall occur a Reorganization Event, such cash, securities or other property in lieu thereof) that would be required to pay and discharge all of the STRYPES on the Maturity Date, assuming all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom, being hereinafter referred to as the "Contract Shares") at a price to be established under this Agreement.

     WHEREAS, Seller and Purchaser desire that, at the option of Seller, the respective future purchase and sale obligations can be settled entirely, but not less than entirely, through cash payment in lieu of delivery of the Contract Shares.

     WHEREAS, Seller and Purchaser desire that ownership of the Contract Shares (including, without limitation, voting rights, rights to receive any dividends or other distributions in respect thereof and rights to sell, transfer or otherwise dispose of the Contract Shares) remain in Seller unless and until delivery, if any, of such Contract Shares to Purchaser pursuant to Section 2.3 hereof.

     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:


                                       I.

                                  Definitions
                                  -----------

     1.1  Definitions.  Capitalized words and phrases used herein and not
          -----------
otherwise defined shall have the meanings ascribed to them in the Supplemental Indenture.

                                      II.
               Future Sale of Contract Shares or Cash Settlement
               -------------------------------------------------

     2.1  Sale and Purchase.  On the basis of the representations and warranties
          -----------------
herein contained and subject to the terms and conditions herein set forth, at the Closing (as defined in Section 2.3 hereof), Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, the Contract Shares.

     2.2  Consideration.  The aggregate consideration to be delivered for the
          -------------
Contract Shares at the Closing shall consist of (i) $_______, (ii) the aggregate proceeds to Purchaser (consisting of the aggregate initial public offering price less the aggregate underwriting discount) from the sale of such number of Option STRYPES as may be issued and sold by the Purchaser to the Underwriter, and (iii) an amount equal to the product of (x) $___ and (y) such number of Option STRYPES as may be issued and sold by the Purchaser to the Underwriter (such aggregate consideration being hereinafter referred to as the "Forward Price"),

     2.3  Closing.  Consummation of the purchase and sale of the Contract Shares
          -------
shall take place on a date mutually agreeable to Purchaser and Seller, not later than one (1) Trading Day prior to the Maturity Date ("Closing"). Payment of the purchase price for, and delivery of the certificates representing, the Contract Shares shall be made at the offices of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by Purchaser and Seller. Payment of the purchase price for the Contract Shares shall be made by Fedwire transfer of immediately available funds, or such other form of payment specified by Seller, against delivery to Purchaser of certificates for the Contract Shares (unless the Contract Shares are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary, in which event Purchaser's interest in such Contract Shares shall be noted in a manner satisfactory to Purchaser and its counsel). Any certificates for the Contract Shares delivered shall be registered in Purchaser's name (or endorsed in blank or otherwise registered as requested by Purchaser).

     2.4  No Fractional Shares.  No fractional shares or scrip representing
          --------------------
fractional shares of MGIC Common Stock shall be delivered at the Closing. Instead of any fractional share of MGIC Common Stock which would otherwise be deliverable by Seller at the Closing, Seller shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional share at the Maturity Price.

     2.5  Cash Settlement.  (a) Notwithstanding the provisions of Sections 2.1,
          ---------------
2.2, 2.3 and 2.4 hereof, Seller shall have the option, exercisable in its sole discretion, to require that the respective obligations contained therein be settled, in whole, through a cash payment at Closing in lieu of delivery of the Contract Shares. The amount of such cash settlement payment shall be equal to the difference between (i) the Forward Price and (ii) the value of the Contract Shares at the Maturity Price (the "Share Value"). In the event that the Forward Price exceeds the Share Value, such excess amount shall be paid by Purchaser to Seller and in the event that the Share Value exceeds the Forward Price, such excess amount shall be paid by Seller to Purchaser, so that such cash settlement will reflect changes after the date hereof in the value of the respective rights and obligations of Seller and Purchaser under this Agreement. On or prior to the day five Business Days preceding the Maturity Date, Seller shall notify Purchaser whether it will exercise its option to require cash settlement pursuant to this Section 2.5.

     (b) Consummation of the purchase and sale of the Contract Shares as provided in Sections 2.1, 2.2, 2.3 and 2.4 hereof shall be conditioned upon Purchaser receiving at Closing a certificate of the Chairman of the Board, the President, a Vice President, the Treasurer or Controller of Seller, dated as of the date of Closing, to the effect that the Contract Shares so delivered hereunder may be transferred without further registration under the Securities Act of 1933 and are free of any transfer restrictions (other than such as are solely attributable to any holder's status as MGIC Investment or an affiliate of MGIC Investment). If the condition set forth in the preceding sentence shall not be satisfied, then, notwithstanding the provisions of Sections 2.1, 2.2, 2.3 and
2.4 hereof, the respective
obligations contained therein shall be settled, in whole, through a cash payment at Closing in lieu of delivery of the Contract Shares as provided in Section 2.5(a).

     2.6  Seller's Conditions to Closing.  Seller's obligation to consummate the
          ------------------------------
transactions contemplated hereunder is conditioned upon (i) the purchase and sale of the Initial STRYPES pursuant to the Underwriting Agreement having been consummated as contemplated therein, (ii) Seller having received, at or prior to the date of Closing, notice from Purchaser specifying the number of shares of MGIC Common Stock, or such cash, securities or other property as may have been received in a Reorganization Event, that would be required by Purchaser to pay and discharge all of the STRYPES at the Maturity Date, assuming all of the STRYPES are held by the same Holder at such time and without taking in account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom, and (iii) the representations and warranties of Purchaser contained in paragraphs (iii) and (iv) of Article IV hereof being true and correct as of the date of the Closing.

     2.7  Purchaser's Conditions to Closing.  Purchaser's obligation to
          ---------------------------------
consummate the transactions contemplated hereunder is conditioned upon (i) the purchase and sale of the Initial STRYPES pursuant to the Underwriting Agreement having been consummated as contemplated therein and (ii) the representations and warranties of Seller contained in paragraphs (iii)(b), (iv) and (v) of Article III hereof being true and correct as of the date of the Closing.


                                      III.

                    Representations and Warranties of Seller
                    ----------------------------------------

     Seller represents and warrants to Purchaser as of the date hereof and as of the date of Closing as follows:

     (i) Seller has been duly incorporated and is validly existing as an insurance corporation under the laws of the State of Wisconsin with corporate power and authority to enter into and perform its obligations under this Agreement.

     (ii) This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding agreement of Seller enforceable against Seller in accordance with its terms, except as the enforcement hereof may be limited by insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting enforcement of policyholders' or creditors' rights or by general equity principles.

     (iii) (a) At the date hereof, Seller has good and marketable title to at least 5,750,000 shares of MGIC Common Stock, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; and (b) to the extent Seller elects to deliver the Contract Shares at Closing, upon delivery of such Contract Shares against payment therefor pursuant to this Agreement, good and marketable title to such Contract Shares, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, will pass to Purchaser.

     (iv) No consent, approval, authorization or order of any court or governmental authority or agency (including all state insurance officials and bodies) is required for the execution, delivery or performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated herein, except such as may be required under the Securities Act of 1933 or the rules and regulations promulgated thereunder or state securities or Blue Sky laws; and Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Contract Shares pursuant to this Agreement.

     (v) The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, or to which any of the property or assets of Seller is subject if such conflict, breach, violation or default would impair the ability of Seller to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of Seller, or any statute or any order, rule or regulation (other than any statute, order, rule or regulation with regard to state securities or Blue Sky laws) of any court or governmental agency or body having jurisdiction over Seller or the property of Seller if such violation would impair the ability of Seller to perform its obligations under this Agreement.


                                      IV.

                  Representations and Warranties of Purchaser
                  -------------------------------------------

     Purchaser represents and warrants to Seller as of the date hereof and as of the date of Closing as follows:

     (i) Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and to enter into and perform its obligations under this Agreement.

     (ii) This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and legally binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

     (iii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the execution, delivery or performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated herein, except such as have been obtained under the Securities Act of 1933 or the rules and regulations promulgated thereunder or state securities or Blue Sky laws; and Purchaser has full right, power and authority to enter into this Agreement and to purchase the Contract Shares pursuant to this Agreement.

     (iv) The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or to which any of the property or assets of Purchaser is subject if such conflict, breach, violation or default would impair the ability of Purchaser to perform its obligations under this Agreement, nor will such action result in any violation of the provisions of the charter or by-laws of Purchaser, or any statute or any order, rule or regulation (other than any statute, order, rule or regulation with regard to state securities or Blue Sky laws) of any court or governmental agency or body having jurisdiction over Purchaser or the property of Purchaser if such violation would impair the ability of Purchaser to perform its obligations under this Agreement.

                                       V.

                                   Covenants
                                   ---------

     5.1  Taxes.  Seller shall pay any and all documentary, stamp, transfer or
          -----
similar taxes and charges that may be payable in respect of the transfer and delivery of the Contract Shares pursuant hereto.

     5.2  Amounts Due to Trustee.  Purchaser shall pay any and all amounts due
          ----------------------
to the Trustee under Section 607 of the Indenture.

     5.3  Certain Notices.  (a) Purchaser shall notify Seller of any notice of
          ---------------
default with respect to the STRYPES received by Purchaser from the Trustee or any holders of STRYPES pursuant to the Indenture as promptly as reasonably practicable after receipt thereof.

     (b) In case at any time while any of the STRYPES are outstanding Seller receives notice that:

          (i) MGIC Investment shall declare a dividend (or any other distribution) on or in respect of the MGIC Common Stock to which Section 203(a)(i) or 203(a)(iii) of the Supplemental Indenture shall apply (other than any cash dividends and distributions, if any, paid from time to time by MGIC Investment that do not constitute Extraordinary Cash Dividends);

          (ii) MGIC Investment shall authorize the issuance to all holders of MGIC Common Stock of rights or warrants to subscribe for or purchase shares of MGIC Common Stock or of any other subscription rights or warrants;

          (iii) there shall occur any conversion or reclassification of MGIC Common Stock (other than a subdivision or combination of outstanding shares of such MGIC Common Stock) or any consolidation, merger or reorganization to which MGIC Investment is a party and for which approval of any stockholders of MGIC Investment is required, or the sale or transfer of all or substantially all of the assets of MGIC Investment; or

          (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of MGIC Investment;

then Seller shall promptly notify Purchaser of such fact and of (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of MGIC Common Stock of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or
(y) the date, if known by Seller, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective.

     5.4  No Supplemental Indentures Without Consent.  Purchaser shall not,
          ------------------------------------------
without the consent of Seller, enter into any indenture supplemental to the Indenture which would have the effect of increasing the consideration that Seller is obligated to deliver at Closing pursuant to this Agreement.

     5.5  Limitations on Trading During Certain Days.  Each of Seller and
          ------------------------------------------
Purchaser hereby agrees that it will not, and it will cause each of its Majority-Owned Subsidiaries not to, buy or sell shares of MGIC Common Stock for their own account during the 20 Trading Days prior to the Stated Maturity of the STRYPES. For purposes hereof, "Majority-Owned Subsidiaries" with respect to either party means a subsidiary more than 50% of whose outstanding securities representing the right to vote for the election of directors is owned by such party and/or one or more of such party's other Majority-Owned Subsidiaries.

     5.6  Payment and Discharge of STRYPES With Contract Shares.
          -----------------------------------------------------
Purchaser agrees that it shall pay and discharge its obligations under the STRYPES by delivering to the holders of the STRYPES on the Maturity Date the form of consideration that it receives from Seller hereunder.

     5.7  Further Assurances.  From time to time on and after the date hereof
          ------------------
through the date of Closing, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effect the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

                                      VI.

                                 Miscellaneous
                                 -------------

     6.1  Adjustments of Payment Rate; Selection of Independent Investment
          ----------------------------------------------------------------
Banking Firm.  Purchaser shall provide Seller reasonable opportunity to review
- ------------
the calculations pertaining to any adjustment of the Payment Rate made pursuant to Section 203 of the Supplemental Indenture. If, pursuant to the terms and conditions of the Supplemental Indenture and the STRYPES, Purchaser shall be required to retain a nationally recognized independent investment banking firm for any purpose provided in the Supplemental Indenture or the STRYPES, such nationally recognized independent investment banking firm shall be selected and retained by Purchaser only after consultation with Seller.

     6.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Purchaser shall be directed to it at 100 Church Street, 12th Floor, New York, New York 10007, attention of the Secretary, with a copy to the Treasurer at World Financial Center, South Tower, New York, New York, 10080-6107; notices to Seller shall be directed to it at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, attention of Securities Department c/o Gary A. Poliner.

     6.3  Governing Law; Consent to Jurisdiction.  This Agreement shall be
          --------------------------------------
governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

     6.4  Entire Agreement. Except as expressly set forth herein, this Agreement
          ----------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

     6.5  Amendments; Waivers.  Any provision of this Agreement may be amended
          -------------------
or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     6.6  No Third Party Rights.  This Agreement is not intended and shall not
          ---------------------
be construed to create any rights in any person other than Seller and Purchaser and no person shall assert any rights as third party beneficiary hereunder.

     6.7  Counterparts.  This Agreement may be signed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.


PURCHASER:                         SELLER:

MERRILL LYNCH & CO., INC.          THE NORTHWESTERN MUTUAL LIFE
                                      INSURANCE COMPANY



By                                 By
  -----------------------            -----------------------
  Name:                              Name:
  Title:                             Title: